Exhibit 2.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of this __ day of November, 2017, by and among Yakun International Investment & Holding Group. a Nevada corporation (“Yakun”), PBG Water Solutions International Inc., a Nevada corporation (the “Company”), and the stockholders of the Company (the “Stockholders”).

Preliminary Statement

Yakun desires to acquire 100% of the issued and outstanding shares of the Company from the Stockholders in exchange for the issuance of an aggregate of 46,839,439 shares of the common stock of the Company and 19,000 shares of the Series A Convertible Preferred Stock of the Company (together, the “Exchange Shares”), and the Stockholders are willing to exchange their shares of the Company (the “Company Shares”) in exchange for the Exchange Shares on the terms and subject to the conditions set forth herein (the “Exchange”). Upon consummation of the Exchange, the Company will become a wholly-owned subsidiary of Yakun.

The boards of directors of the Yakun and the Company have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their respective stockholders. This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of Yakun, except as set forth in the Company Schedules (as defined in Section 1.11 below) annexed hereto, the Company represents and warrants as follows:

Section 1.01 Incorporation. The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The Company has delivered to Yakun or its representatives complete and correct copies of the Articles of Incorporation and By-laws of the Company, each as in effect on the date hereof (the “Company Charter Documents”). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company’s Charter Documents. The Company has taken all actions required by law, the Company Charter Documents, or otherwise to authorize the execution and delivery of this Agreement. The Company has full power, authority, and legal capacity and has taken all action required by law, the Company Charter Documents, and otherwise to consummate the transactions herein contemplated.

Section 1.02 Subsidiaries. The Company does have any subsidiaries and does not own, beneficially or of record, any shares of or control any other corporation, or equity interests in any other entity.

Section 1.03 Approval of Agreement. The Board of Directors of the Company has authorized the execution and delivery of this Agreement by the Company and the transactions contemplated hereby, and has recommended to the Stockholders that the Exchange be accepted.

Section 1.04 Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.05 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or to which any of its assets, properties or operations are subject.

Section 1.06 Capitalization. As of the date hereof, the authorized capital of the Company consists of 100,000,000 shares of common stock, of which 100 shares have been issued and are outstanding, all of which are owned by the Stockholders, and 10,000,000 shares of preferred stock, undesignated as to series, none of which have been issued or are outstanding. The issued and outstanding shares of common stock are validly issued, fully paid, and non-assessable and were not issued in violation of the preemptive or other rights of any person. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of the Company.

Section 1.07 Compliance With Laws and Regulations. The Company has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect its business, operations, properties, assets, or condition, except to the extent that noncompliance would not result in the occurrence of any material liability.

Section 1.08 Liabilities.

(a) The Company has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise, other than those set forth on Schedule 1.08(a) of the Company Schedules.

(b) Except as set forth in Schedule 1.08(b) of the Company Schedules, the Company has duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and the Company has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all governmental fees and taxation.

Section 1.09 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Company after reasonable investigation, threatened by or against itor affecting it or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Company is not in default of any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality. The Company is not a party to or bound by, and none of its properties is subject to, any judgment, order, writ, injunction, decree, or award.

Section 1.10 Books and Records. The books and records, financial and otherwise, of the Company are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

Section 1.11 Company Disclosure Schedules. The Company has delivered to Yakun a schedule of any exceptions to the representations made herein (the “Company Schedules”), certified by the chief executive officer of the Company as complete, true, and correct as of the date of this Agreement in all material respects. The Company shall cause the Company Schedules and the instruments and data delivered to Yakun hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 1.12 Information. The information concerning the Company set forth in this Agreement and in the Company Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each of the Stockholders, severally but not jointly, hereby represents and warrants to Yakun as follows.

Section 2.01 Good Title. The Stockholder is the record and beneficial owner, and has good title to the shares of common stock of the Company owned by such Stockholder and listed on Table I annexed hereto (the “Company Shares”), with the right and authority to sell and deliver such Company Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever. Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of Yakun as the new owner of such Company Shares in the share register of the Company, Yakun will receive good title to such Company Shares, free and clear of all liens.

Section 2.02 Power and Authority. Such Stockholder has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform such Stockholder’s obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with the terms hereof.

Section 2.03 No Conflicts. The execution and delivery of this Agreement by such Stockholder and the performance by such Stockholder of his or its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to such Stockholder and (c) will not violate or breach any contractual obligation to which such Stockholder is a party.

Section 2.04 Acquisition of Exchange Shares for Investment.

(a) The Stockholder is acquiring the Exchange Shares for investment for such Stockholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. He further represents he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b) The Stockholder represents and warrants that Such Stockholder (i) can bear the economic risk of such Stockholder’s investment in the Exchange Shares, and (ii) possesses such knowledge and experience in financial and business matters that heis capable of evaluating the merits and risks of the investment in Yakun and its securities.

(c) The Stockholder understands that the Exchange Shares are being offered and sold in reliance on an exemption from the registration requirements of the Securities Act under either (x) Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”) and as “covered securities” (as defined in Section 18(b)(4XE) of the Securities Act for purposes of state securities laws, based upon the representations and warranties of the Stockholder set forth below that the Stockholder is an “accredited investor,” as such term is defined in Rule 501 of Regulation D (“Accredited Investor”), or (y) Regulation S promulgated under the Securities Act (“Regulation S”), based upon the representations and warranties of the Stockholder as set forth below that the Stockholder is not a “U.S. Person,” as defined in Rule 902(k) of Regulation S and that the issuance and sale of the Exchange Shares occurred in an “off-shore transaction,” as defined in Rule 902 (h) of Regulation S, and that in either case the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Stockholder set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Exchange Shares. In this regard, the Stockholder represents, warrants and agrees that either:

(1) The Stockholder is an “accredited investor”, as such term is defined in Rule 501(a) of Regulation D.; or

(2) The Stockholder is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) and understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S. The Stockholder has no intention of becoming a U.S. Person, and at the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Stockholder was outside of the United States.

Stockholder understands and acknowledges that each certificate representing the Exchange Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

If the Stockholder is an “accredited investor”:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 506 OF REGULATION D OF THE SECURITIES ACT AND THE REPRESENTATIONS OF THE INVESTOR SET FORTH IN THE INVESTOR’S SUBSCRIPTION AGREEMENT WITH THE COMPANY, INCLUDING THE INVESTOR’S REPRESENTATION THAT THE INVESTOR IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501 OF REGULATION D) AND THAT THE INVESTOR ACQUIRED THE SECURITIES FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO RESALE OR FURTHER DISTRIBUTION IN VIOLATION OF APPLICABLE LAW.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, HYPOTHECATED, NOR WILL ANY ASSIGNEE OR ENDORSEE HEREOF BE RECOGNIZED AS AN OWNER HEREOF BY THE ISSUER FOR ANY PURPOSE, UNLESS A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO THE SECURITIES EVIDENCED BY THIS CERTIFICATE SHALL THEN BE IN EFFECT OR UNLESS THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION SHALL BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL OF THE ISSUER.”

If the Stockholder is not a “U.S. Person”:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(d) The Stockholder acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(e) The Stockholder acknowledges that such Stockholder has carefully reviewed such information as such Stockholder has deemed necessary to evaluate an investment in Yakun and its securities. To such Stockholder’s full satisfaction, such Stockholder has been furnished all materials that such Stockholder has requested relating to Yakun and the issuance of the Exchange Shares hereunder, and such Stockholder has been afforded the opportunity to ask questions of Yakun’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Stockholder. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Yakun set forth in this Agreement, on which the Stockholder has relied in making an exchange of such Stockholder’s Company Shares for the Exchange Shares.

(f) The Stockholder understands that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely.

(g) The Stockholder agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of the Stockholder under this Section 2.05 shall survive the Closing for the period set forth in Section 6.11.

Section 2.05 Additional Legends: Consent. The Stockholder consents to Yakun making a notation on its records or giving instructions to any transfer agent of Exchange Shares in order to implement the restrictions on transfer of the Exchange Shares.

Section 2.06 Finder’s Fee. Such Stockholder has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Exchange.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF YAKUN

As an inducement to, and to obtain the reliance of the Company and the Stockholders, except as set forth in the Yakun Schedules (as such term is hereinafter defined), Yakun represents and warrants as follows:

Section 3.01 Incorporation. Yakun is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. Yakun has made available to the Company and the Stockholders complete and correct copies of Yakun’s Articles of Incorporation (including the Certificate of Designation authorizing the issuance of its Series A Convertible Preferred Stock) and By-laws, each as in effect on the date hereof (together, the “Yakun Charter Documents”). The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Yakun’s Charter Documents. Yakun has taken all action required by law, the Yakun Charter Documents, or otherwise to authorize the execution and delivery of this Agreement, and Yakun has full power, authority, and legal right and has taken all action required by law, the Yakun Charter Documents, or otherwise to consummate the transactions herein contemplated.

Section 3.02 Subsidiaries. Yakun does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation or equity interests in any other entity.

Section 3.03 Approval of Agreement. The Board of Directors Yakun has authorized the execution and delivery of this Agreement by Yakun and has approved this Agreement and the transactions contemplated hereby.

Section 3.04 Valid Obligation. This Agreement and all agreements and other documents executed by Acquirer in connection herewith constitute the valid and binding obligation of Yakun, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.05 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Yakun is a party or to which any of its assets, properties or operations are subject.

Section 3.06 Capitalization.

(a) The authorized capital stock of Yakun consists of 70,000,000 shares of common stock (the “Yakun Common Stock”), of which 13,259,600shares have been issued and are outstanding, and 5,000,000 shares of preferred stock, of which 20,000 shares are designated as Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock is convertible into 1,000 shares of Yakun Common Stock. Since there are not sufficient authorized but unissued shares of Yakun Common Stock for the conversion of all of the outstanding shares of Series A Convertible Preferred Stock, the shares of Series A Convertible Preferred Stock may not be converted until Yakun files a Certificate of Amendment to its Articles of Incorporation with the Secretary of State of Nevada increasing the number of authorized shares of Yakun Common Stock sufficient for the conversion of all of the outstanding shares of Series A Convertible Preferred Stock (the “Yakun Charter Amendment”). All of the issued and outstanding shares of Yakun Common Stock are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. No shares of Yakun Common Stock are reserved for issuance upon the exercise of outstanding warrants to purchase shares of Yakun Common Stock; and no shares Yakun Common Stock are reserved for issuance upon the conversion of any outstanding convertible notes, debentures or other securities. All shares of Yakun Common Stock have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable agreements. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Yakun.

(b) Except for the outstanding shares of Yakun Common Stock, there are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Yakun, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Yakun is a party or by which it is bound obligating Yakun to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Yakun or obligating Yakun to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There is no plan or arrangement to issue shares of Yakun Common Stock or Series A Convertible Preferred Stock, except as set forth in this Agreement.

There are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Yakun is a party or by which it is bound with respect to any equity security of any class of Yakun, and there are no agreements to which Yakun is a party, or of which Yakun has knowledge, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

Section 3.07 Liabilities.

(a) Yakun has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise, other than those set forth on Schedule 3.07 of the Yakun Schedules.

(b) Except as set forth in Schedule 3.07(b) of the Yakun Schedules, Yakun has duly and punctually paid all governmental fees and taxes which it has become liable to pay and has duly allowed for all taxes reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and the Company has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all governmental fees and taxation.

Section 3.08 Compliance With Laws and Regulations. Yakun has complied with all applicable statutes and regulations of any national, provincial, municipal or other applicable governmental entity or agency thereof.

Section 3.09 Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Yakun, threatened against Yakun, or affecting Yakun or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, except as disclosed in Schedule 3.08 of the yakun Schedules. Yakun is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality.

Section 3.10 Books and Records. The books and records, financial and otherwise, of Yakun are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

Section 3.11 Yakun Schedules. Yakun has delivered to the Company and the Stockholders the following schedules, which are collectively referred to as the “Yakun Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of Yakun to be complete, true, and accurate in all material respects as of the date of this Agreement.

(a) a schedule of any exceptions to the representations made herein; and

(e) a schedule containing the other information requested herein.

Yakun shall cause the Yakun Schedules and the instruments and data delivered to the Company and the Stockholders hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 3.12 Information. The information concerning Yakun set forth in this Agreement and in the Yakun Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

PLAN OF EXCHANGE

Section 4.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, the Stockholders by executing this Agreement, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the Company Shares, constituting all of the outstanding shares of the Company. In exchange for the transfer of the Company Shares by the Stockholders, Yakun shall issue to the Stockholders or their respective assigns the Exchange Shares allocated amongst them in the manner set forth on the Table I annexed hereto. The Stockholders shall, on surrender of the certificate or certificates representing the Company Shares to Yakun or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing the number and class or series of Exchange Shares set opposite their respective names on the Tablet annexed hereto.

Upon consummation of the Exchange, all of the issued and outstanding shares of the Company shall be held by Yakun.

Section 4.02 Closing. The closing (the “Closing” or the “Closing Date”) of the transactions contemplated by this Agreement shall occur contemporaneously with the execution of this Agreement upon the exchange of the shares of the Company and the Exchange Shares as described in Section 4.01 herein.

Section 4.03 Closing Events. At the Closing, or as soon as reasonably practicable thereafter, Yakun, the Company and the Stockholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

ARTICLE V

SPECIAL COVENANTS

Section 5.01 Delivery of Books and Records. At the Closing, the Company shall deliver to Yakun the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of the Company which is now in the possession of the Company or its representatives.

Section 5.02 Third Party Consents and Certificates. Yakun and the Company agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 5.03 Amendment to Articles of Incorporation of Yakun Increasing the Number of Authorized Shares of Common Stock. Yakun will file the Yakun Charter Amendment with the Secretary of State of the State of Nevada within 30 days after the Closing and will promptly thereafter issue to the Stockholder receiving shares of Series A Convertible Preferred Stock as part of the Exchange Shares the certificates evidencing the shares of Yakun Common Stock issuable upon conversion of such shares of Series A Convertible Preferred Stock.

Section 5.04 Indemnification.

(a) The Company hereby agrees to indemnify Yakun and each of the officers, agents and directors of Yakun as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (the “Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(b) Each of the Stockholders agrees, severally but not jointly, to indemnify Yakun and each of the officers, agents and directors of Yakun as of the date of execution of this Agreement against any Loss, to which such Stockholder or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article II of this Agreement. The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

Section 5.05 The Acquisition of Exchange Shares. In connection with the transaction contemplated by this Agreement, Yakun and the Company shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

ARTICLE VI

MISCELLANEOUS

Section 6.01 Brokers. Yakun and the Company agree that, except as set out on Schedule 6.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Yakun and the Company agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 6.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the State of New York, except that matters relating to the ownership and internal affairs of the company shall be construed and interpreted in accordance with the laws of the State of Nevada applicable to corporate entities.

Section 6.03 Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed to the recipient at such address as it has provided to the other parties hereto at the time of execution of this Agreement or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 6.04 Attorney’s Fees. In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 6.05 Schedules: Knowledge. Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 6.06 Third Party Beneficiaries. This agreement is strictly between Yakun and the Company, and, except as specifically provided, no director, officer, stockholder (other than the Stockholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 6.07 Expenses. Each of Yakun and the Company will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 6.08 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 6.09 Survival: Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year.

Section 6.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 6.11 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

[Signature Pages Follow]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

Yakun International Investment & Holding Group

By:
Name:
President and Chief Executive Officer

PBG Water Solutions International Inc.

By:	/s/ Mao Xu
Name:	Mao Xu
President and Chief Executive Officer

Accepted And Approved by the Stockholders:

/s/ Mao Xu
Mao Xu

/s/ Yu Tao
Yu Tao

Dragon &Tiger Holding Limited

By:
SonggeTeng
Manager

Table I

Exchange Shares to be Issued

Name of Stockholder	Number of Exchange Shares		Company Shares
	Common	Series A Preferred	Number	Percent

Mao Xu	32,919,719	–	50	50%
Yu Tao	459,860	16,000	25	25%
Dragon & Tiger Holding Limited	13,459,860	3,000	25	25%
	46,839,439	19,000	100	100.0%

Share Exchange Agreement

PBG Water Solutions International Inc. Schedules

Exceptions to Representations

Share Exchange Agreement

Yakun International Investment Holding Group

Exceptions to Representations